Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-207342, 333-208600, 333-218732 and 333-228119) and S-3 (No. 333-215610) of Allegiance Bancshares, Inc. of our report dated March 11, 2019, with respect to the consolidated financial statements of Allegiance Bancshares, Inc., appearing in this Annual Report on Form 10-K of Allegiance Bancshares, Inc. for the year ended December 31, 2018.

/s/ Crowe LLP

Dallas, Texas

March 11, 2019